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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 23, 2000 relating to the financial statements of Pacific Crossing Ltd. and to all references to our Firm, included in Asia Global Crossing Ltd's Forms 10-K and S-4 for the year ended December 31, 2000.


/s/ Arthur Andersen


April 25, 2001
Hamilton, Bermuda